EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of The Progressive Corporation on Form S-8 (File No. 33-57121, filed December 29, 1994, and File No. 333-185704, filed December 27, 2012), of our report dated March 25, 2014, on our audits of the financial statements of The Progressive Corporation Executive Deferred Compensation Plan as of December 31, 2013 and 2012 and for the three years ended December 31, 2013 which report is included in this Annual Report on Form 11-K.

/s/ Meaden & Moore, Ltd.
Meaden & Moore, Ltd. Cleveland, Ohio
March 25, 2014